UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Pelthos Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Stirrup Creek Drive, Suite 110 Durham, NC	27703
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (919) 908-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTHS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2025, the Board of Directors (the “Board”) of Pelthos Therapeutics Inc. (the “Company”) expanded the number of members of the Board from seven to eight and appointed Andrew J. Einhorn to fill the vacancy created by such expansion.

Mr. Einhorn, age 66, is an employee of Danforth Advisors, LLC, serving as a fractional Chief Financial Officer and Strategic Advisor since April 2022, where he provides CFO advisory services and interim finance leadership to public and private biotechnology and commercial pharmaceutical companies, including recent roles as Interim CFO of Cognition Therapeutics, Inc., Head of Finance at ITF Therapeutics LLC, and strategic advisor to certain portfolio companies of UPMC Enterprises and Teclison, Inc.; previously, he was Chief Financial Officer of RVL Pharmaceuticals plc from September 2017 to April 2022, Chief Financial Officer and EVP of Corporate Development at Edge Therapeutics from May 2013 to March 2017, and co-founder and CFO of Oceana Therapeutics, Esprit Pharma, and ESP Pharma, with earlier experience in investment banking and public accounting, and currently serves on the advisory board of Predictive Oncology and as a Venture Advisor to Israel Biotech Fund.

Mr. Einhorn will serve on the Board until the Company’s 2026 annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. The Board has affirmatively determined that Mr. Einhorn is qualified to serve as an “independent director” in accordance with the requirements of The Nasdaq Stock Market LLC and the Securities and Exchange Commission (the “SEC”). Effective December 23, 2025, Mr. Einhorn will serve on the Audit Committee and the Compensation Committee of the Board.

For his service as a director, Mr. Einhorn will be entitled to the compensation that the Company generally provides to its non-employee directors. Mr. Simons will also be able to participate in the Pelthos Therapeutics Inc. 2023 Equity Incentive Plan, as amended (the “Plan”). Effective December 23, 2025, Mr. Einhorn will receive a grant of 12,000 restricted stock units (“RSUs”) under the Plan. Each RSU represents the right to receive one full share of the Company’s common stock, par value, $0.0001 per share, and the RSUs will vest on January 1, 2027.

The Company entered into an indemnification agreement with Mr. Einhorn, which is on substantially the same terms as the indemnification agreements with the Company’s other directors and executive officers. The Company has previously filed a form of indemnification agreement as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2025, which is incorporated by reference herein.

Other than the foregoing standard compensation arrangements, there are no other arrangements or understandings between Mr. Einhorn and any other person pursuant to which he was appointed as a director. Mr. Einhorn is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Einhorn does not have a family relationship with any member of the Board or any executive officer of the Company.

Item 8.01 Other Events.

On December 23, 2025, the Company issued a press release announcing the appointment of Mr. Einhorn to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company's intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company's future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks that may be included in documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report on Form 8-K, except as required by law.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description
99.1	Press Release dated December 23, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2025	Pelthos Therapeutics Inc.

	By:	/s/ Francis Knuettel II
		Name:	Francis Knuettel II
		Title:	Chief Financial Officer